UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2019

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2019, the Board of Directors of Broadwind Energy, Inc. (the “Company”) approved and the Company entered into a Second Amendment to Section 382 Rights Agreement (the “Second Amendment”), which amends the Section 382 Rights Agreement, dated as of February 12, 2013 (the “Rights Agreement”), between the Company and Equiniti Trust Company, formerly Wells Fargo, National Association (“Equiniti”), as rights agent, as amended by the First Amendment to Section 382 Rights Agreement dated as of February 5, 2016 (the “First Amendment”).  Equiniti also serves as the Company’s transfer agent.

The Second Amendment (i) decreases the purchase price for each one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share, from $9.81 to $4.25 and (ii) extends the Final Expiration Date (as defined in the Rights Agreement) from February 22, 2019 to February 22, 2022.  In addition, the Second Amendment provides that the Rights (as defined in the Rights Agreement) will no longer be exercisable if the Company’s stockholders do not approve the Second Amendment at the Company’s 2019 Annual Meeting of Stockholders.

The Second Amendment was not adopted as a result of, or in response to, any effort to acquire control of the Company.  The Second Amendment has been adopted in order to preserve for the Company’s stockholders the long-term value of the Company’s net operating loss carry-forwards for United States federal income tax purposes and other tax benefits.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on February 13, 2013, the First Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on February 8, 2016, and the Second Amendment, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
4.1	Second Amendment to Section 382 Rights Agreement, dated as of February 7, 2019, between Broadwind Energy, Inc. and Equiniti Trust Company, formerly Wells Fargo National Association, as rights agent
5.1	Press Release, dated February 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

February 12, 2019	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
President and Chief Executive Officer
(Principal Executive Officer)